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                                                      EXHIBIT 23(c)




                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in the Proxy Statement/Prospectus forming a part of the Registration Statement on Form S-4 filed by National City Bancshares, Inc. of our report dated October 24, 1997, on our audit of the statements of financial condition of Princeton Federal Bank, fsb, as of September 30, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended September 30, 1997, 1996 and 1995. We also consent to the reference to our firm under the caption "EXPERTS" in the Proxy Statement/Prospectus.


/s/ THURMAN CAMPBELL & CO.
Princeton, Kentucky
October 8, 1998